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                                                                     Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                              INVESTORS FOCUS, INC.

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be:  INVESTORS FOCUS, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is 1000 Lincoln Road, Suite 200, Miami Beach, FL 33139.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

JOEL D. MAYERSOHN, ESQ., FL BAR #0093492
Atlas Pearlman, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200


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                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be one hundred million (100,000,000) shares of common stock, par value $.0001 per share, and one million (1,000,000) shares of preferred stock, par value $.0001 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be Mitchell Rubinson, 1000 Lincoln Road, Suite 200, Miami Beach, FL 33139.


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                                   ARTICLE VII
                               BOARD OF DIRECTORS

         This Corporation shall have one (1) director initially.

                                  ARTICLE VIII
                                INITIAL DIRECTOR

         The name and address of the initial director of this Corporation is:


                                Mitchell Rubinson
                          1000 Lincoln Road, Suite 200
                              Miami Beach, FL 33139


         The person named as initial director shall hold office for the first year of existence of this Corporation, or until his successor is elected or appointed and has qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation as the Incorporator is Mitchell Rubinson, 1000 Lincoln Road, Suite 200, Miami Beach, FL 33139.

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                                    ARTICLE X
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XII
                           CONTROL SHARE ACQUISITIONS

         This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.


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         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on this 30th day of May 2002.



                                         ----------------------------------
                                         Mitchell Rubinson, Incorporator





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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         INVESTORS FOCUS, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 1000 Lincoln Road, Suite 200, Miami Beach, FL 33139, has named Mitchell Rubinson, 1000 Lincoln Road, Suite 200, Miami Beach, FL 33139, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in these Articles, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                             -----------------------------
                                             Mitchell Rubinson






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